SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 22, 2004
                       ---------------------------------
                       (Date of earliest event reported)


                        Tumbleweed Communications Corp.
             -----------------------------------------------------
            (Exact name of Registrant as specified in its charter)


      Delaware                    000-26223                   94-3336053
-------------------------------------------------------------------------------
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                            Identification No.)


                               700 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (650) 216-2000
             -----------------------------------------------------
             (Registrant's telephone number, including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  EXHIBITS

    99.1 Press Release of Registrant, dated January 22, 2004, entitled "Tumbleweed Achieves Profitability Goal in Fourth Quarter of 2003."


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On January 22, 2004, Tumbleweed Communications Corp., a Delaware corporation ("Registrant"), announced its financial results for the fiscal quarter and year ended December 31, 2003 and forward-looking statements relating to the first quarter of fiscal year 2004. The press release provides non-GAAP pro forma consolidated comparative income statements of operations comparing the three month and twelve month periods ended December 31, 2003 and December 31, 2002. The press release also provides consolodated balance sheets comparing December 31, 2003 and December 21, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                              Tumbleweed Communications Corp.


                                              By: /s/ Eric Schlezinger
                                                  -----------------------------
                                              Name:   Eric Schlezinger
                                              Title:  Assistant Secretary
Date:  January 22, 2004

                                 EXHIBIT INDEX

   EXHIBIT NO.                          DESCRIPTION
   -----------                          -----------

     99.1 Press Release of Registrant, dated January 22, 2004, entitled "Tumbleweed Achieves Profitability Goal in Fourth Quarter of 2003."

EXHIBIT 99.1 - PRESS RELEASE

                                                                  EXHIBIT 99.1

       Tumbleweed Achieves Profitability Goal in Fourth Quarter of 2003

              Revenue Increases 70%; Cash Increases $2.4 Million

REDWOOD CITY, CA - January 22, 2004 -Tumbleweed(R) Communications Corp. (Nasdaq: TMWD), a leading provider of mission-critical communication solutions for businesses and government agencies using the Internet, today reported results for the fourth quarter and year ended December 31, 2003.

Financial Results

Tumbleweed reported Q4-03 revenue of $10.0 million, up 70% from $5.9 million in Q4-02; a net loss of $703,000, compared to a net loss $2.6 million in Q4-02; and pro forma net income, which excludes certain items as described below, of $334,000, compared to a pro forma net loss of $2.7 million in Q4-02.

Net loss per share was $(0.02). Pro forma net income per share was $0.01. Cash balances were $25.4 million as of December 31, 2003, an increase of $2.4 million since September 30, 2003.

"We made a commitment to our shareholders, customers, and employees to be pro forma profitable in the fourth quarter," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "We are pleased we met the commitment, largely the result of the significant growth in revenue."

"The revenue growth in the fourth quarter was driven by strong demand across our product lines," said John Vigouroux, President and Chief Operating Officer of Tumbleweed. "We noticed a number of positive trends such as repeat buying and growth in our average selling price, and are now seeing a significant number of our existing customers buying and deploying multiple solutions from Tumbleweed."

"In the fourth quarter, we exceeded our financial goals for revenue, operating margins, cash, and most importantly, earnings per share," said Tim Conley, Chief Financial Officer of Tumbleweed. "Our deferred revenue grew 18% sequentially and our cash balance grew $2.4 million in the quarter."

For the year 2003, Tumbleweed reported revenue of $30.6 million, an increase of 20% from $25.5 million for the year 2002. Tumbleweed reported a net loss of $9.2 million or ($0.26) per share for the year 2003, compared to a net loss of $20.9 million, or ($0.68) per share, for the year 2002.

Tumbleweed reported a pro forma net loss of $4.7 million or ($0.13) per share for the year 2003, which excludes certain items as described below. Tumbleweed reported a pro forma net loss of $13.9 million or ($0.46) per share for the year 2002.

New Customer Wins

In the fourth quarter, Tumbleweed signed over 300 customer contracts including 49 with new customers. Additionally, more than 70 customers entered into contracts for repeat business, exclusive of maintenance renewals that were also strong.

Large Enterprise Customers
--------------------------

Tumbleweed expanded its market share among Fortune 100 customers in the fourth quarter by closing contracts with Wal-Mart Corporation, General Motors Corporation and Northrop Grumman Corporation.

"General Motor's selection of our Secure Transport product validated our leadership position in the Internet secure file transfer market," said John Vigouroux. "GM will use our solution to securely communicate across their dealer network in the United States and Europe."

"Wal-Mart's decision to grow their relationship with Tumbleweed to include Email Security, Email Firewall Anti-Spam, and now SecureTranport gives us confidence that our position in the Secure Communication Market is strong, and the opportunity to sell a broader suite of products to our customer base is real," Vigouroux continued. "The U.S. Navy, in conjunction with Northrop Grumman, has also substantially expanded their deployment of our Validation Authority solution."

Financial Services
------------------

Tumbleweed now provides secure Internet communications solutions to mid-tier institutions as well as large firms. Eleven new financial institutions did business with Tumbleweed in the quarter, including AXA Investment Mgrs-Paris, First Tennessee Bank, Great Lakes Educational Loan Services, Huntington Bank, JMP Securities, M&T Bank, Neighborhood Reinvestment Corp, Stanford Financial Group and the nation's largest corporate credit union, WesCorp.

Healthcare
----------

During the fourth quarter, Tumbleweed continued to add to its list of customers in the healthcare market, including ACS State Healthcare-Florida, Blue Cross Blue Shield of Nebraska, Health Net, Long Term Care Group, MedPlus and Pitt County Memorial Hospital.

Other Industries
----------------

Tumbleweed expanded its business in other industries during the quarter, signing significant contracts with Alltel Communications, National Semiconductor and Shaws Supermarkets.

Market Trends and Product News

Anti-Spam and Phishing
----------------------

Demand for email security and Tumbleweed's Email Firewall and Anti-spam Service fueled growth for the product line. New enterprise customers who purchased the Tumbleweed Anti-spam Service in the fourth quarter include AXA, Boehringer Ingleheim, Cigna, DHL and Verizon.

While spam continues to be a significant problem for businesses, email fraud and identity theft, "phishing," has emerged as another significant threat. In December of 2003, for example, the industry noted a 400% increase of reported new, unique phishing attacks. The recently released version 5.6 of Tumbleweed's Email Firewall provides increased protection against email fraud and phishing. Tumbleweed believes it is well positioned to be the solution leader in addressing these fraud activities given the depth of its Email Firewall and identity validation products.

Secure Internet Communications
------------------------------

Tumbleweed continues its leadership in the secure Internet communications market. While email security products are becoming the solutions of choice to address the spam and phishing epidemics, enterprise customers are also recognizing the opportunity to create trusted networks over the Internet for mission-critical communication. Tumbleweed's SecureTransport product line, with version 4.2 now available, continues to meet this demand.

Identity Validation
-------------------

Tumbleweed's dominance in online identity validation also continues. Demand for online identity validation, through the use of digital certificates or smart cards, is increasing. Tumbleweed's Valicert Validation Authority is selling well in the military and government sectors. In the fourth quarter, version 4.6.1 of the product was awarded Joint Interoperability Test Command
(JITC) certification, the only product in its class to be formally certified by the Department of Defense.

Patents

Tumbleweed settled its lawsuit and entered into a cross-license agreement with eBay in the fourth quarter. The company signed two additional patent licensing agreements in the quarter, bringing the total of patent licensees to fifteen.

"We will continue to enforce our growing intellectual property portfolio in 2004, focusing primarily on business competitors," said Bernard J. "Barney" Cassidy, General Counsel of Tumbleweed.

Tumbleweed Outlook for the First Quarter of 2004

     o Tumbleweed currently estimates that revenues in the first quarter of 2004 will be between $9.5 million and $10.5 million.
     o The pro forma results for the first quarter of 2004 are currently expected to range from a loss of $500,000 to income of $500,000, or $(0.01) to $0.01 per share. GAAP net loss is currently expected to be approximately $1.0 million to a slight income, or $(0.02) to $0.00 per share. Per share amounts are based on 42.8 million shares.
     o Cash balances are expected to remain in excess of $25.4 million at the end of the first quarter 2004.

Conference Call Information

Tumbleweed will host a conference call with the investment community at 2:00 PM PDT/5:00 PM EDT today to discuss these results. The call can be accessed by dialing (800) 267-9517 and giving the conference name, "Tumbleweed." This call will be made available to all interested parties via a live webcast on Tumbleweed's website at www.tumbleweed.com, under Company heading, Investor Relations. A replay of the conference call will be available on the Tumbleweed website, www.tumbleweed.com, or by telephone commencing two hours after the call and for the following five business days by dialing (800) 642-1687 and entering the following reservation number: 4761539.

Pro Forma Information

The pro forma financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets, impairment of goodwill and investments, stock-based compensation and the cumulative effect of change in accounting principle. Management believes that the presentation of non-GAAP pro forma information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this pro forma information, along with GAAP information, in evaluating Tumbleweed's expenses. The pro forma operating results are presented for informational purposes only as an alternative for understanding Tumbleweed's operating results. The pro forma results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies. A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is provided in the attached financial statements.

About Tumbleweed Communications Corp.

Tumbleweed is a leading provider of mission-critical Internet communications software products for enterprises, financial services, healthcare and government. By making Internet communications secure, reliable and automated, Tumbleweed's anti-spam email firewall, secure file transfer, secure email, and identity validation solutions help customers significantly reduce the cost of doing business. Tumbleweed products are used to communicate with millions of end-users and tens of thousands of corporations. Tumbleweed has more than 700 enterprise customers, including ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), Society for Worldwide Interbank Financial Telecommunication (SWIFT), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, and the US Navy and Marine Corps. Tumbleweed Communications was founded in 1993 and is headquartered in Redwood City, California. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook and projections (including its ability to sustain pro forma operating profitability in the future), Tumbleweed's markets and leadership in those markets, as well as its products, services, and future success. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed June 4, 2003, Form 10-Q filed November 14, 2003, and Form S-3/A filed December 19, 2003.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents the Company's expectations only as of the date of this release and should not be viewed as a statement about the Company's expectations after such date. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

                                     # # #

For further information, please contact:

MKR Group LLC                                       Tim Conley
Charles Messman, Todd Kehrli                        VP Finance & CFO
626-395-9500                                        650-216-2066
                                                    tim.conley@tumbleweed.com

                                         Tumbleweed Communications Corp.
                                      Condensed Consolidated Balance Sheets
                            December 31, 2003
                                                    (in 000s)

                                                                              12/31/2003
                                  ASSETS                                      (unaudited)         12/31/2002
                                                                           ------------------  -----------------

CURRENT ASSETS
  Cash and cash equivalents                                                        $  25,351          $  29,210
  Accounts receivable, net                                                            10,039
                                                                                                          4,764
  Other current assets
                                                                                       1,068              1,149
                                                                           ------------------  -----------------
     TOTAL CURRENT ASSETS                                                             36,458
                                                                                                         35,123
                                                                           ------------------  -----------------

Goodwill                                                                              13,308
                                                                                                              -
Intangible assets, net
                                                                                       4,392                  -
Property and equipment, net
                                                                                       1,648              1,794
Other assets
                                                                                         540                892
                                                                           ------------------  -----------------
                TOTAL ASSETS                                                       $  56,346          $  37,809
                                                                           ==================  =================

                           LIABILITIES & EQUITY
CURRENT LIABILITIES
  Accounts payable                                                                  $    250          $   1,653
  Current installments of long-term debt
                                                                                         267                 33
  Accrued liabilities
                                                                                       6,791              5,234
  Accrued merger-related and other costs
                                                                                         485                  -
  Deferred revenue                                                                    11,808
                                                                                                          6,903
                                                                           ------------------  -----------------
     TOTAL CURRENT LIABILITIES                                                        19,601
                                                                                                         13,823
                                                                           ------------------  -----------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments
                                                                                         467                  -
  Accrued merger-related and other costs, excluding current portion
                                                                                         540                  -
  Deferred revenue, excluding current portion
                                                                                       2,984              2,061
  Other long term liabilities
                                                                                         159                 94
                                                                           ------------------  -----------------
     TOTAL LONG TERM LIABILITIES
                                                                                       4,150              2,155
                                                                           ==================  =================
     TOTAL LIABILITIES                                                                23,751
                                                                                                         15,978
                                                                           ------------------  -----------------
STOCKHOLDERS' EQUITY
  Common stock
                                                                                          43                 31
  Additional paid-in capital                                                         313,532
                                                                                                        293,443
  Treasury stock
                                                                                       (796)              (796)
  Deferred stock compensation expense
                                                                                       (302)               (61)
  Accumulated other comprehensive loss
                                                                                       (582)              (676)
  Accumulated deficit                                                              (279,300)          (270,110)
                                                                           ------------------  -----------------
     TOTAL STOCKHOLDERS' EQUITY                                                       32,595
                                                                                                         21,831
                                                                           ------------------  -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $  56,346          $  37,809
                                                                           ==================  =================


                                                                                           -                  -

                                        Tumbleweed Communications Corp.
                                Condensed Consolidated Statements of Operations
                    December 31, 2003
                                       (in 000s, except per share data)

                                                             Three Months Ended          Twelve Months Ended
                                                                December 31,                 December 31,
                                                                 (unaudited)                 (unaudited)
                                                          --------------------------   -------------------------
                                                             2003          2002           2003         2002
                                                          ------------  ------------   ------------ ------------
 REVENUES
  Product revenue                                            $  5,369      $  2,284      $  16,342    $  13,317
  Service revenue
                                                                4,008         2,533         12,648        9,845
  Intellectual property and other revenue
                                                                  670         1,101          1,605        2,363
                                                          ------------  ------------   ------------ ------------
   NET REVENUE
                                                               10,047         5,918         30,595       25,525
                                                          ------------  ------------   ------------ ------------
 COSTS OF REVENUES
 Cost of product and service revenue
                                                                  918         1,428          4,894        7,058
 Amortization of intangible assets
                                                                  216             -            750            -
                                                          ------------  ------------   ------------ ------------
 GROSS PROFIT
                                                                8,913         4,490         24,951       18,467
 OPERATING EXPENSES
  Research and development
                                                                2,554         2,153          9,127       10,055
  Sales and marketing
                                                                4,730         3,607         15,857       18,409
  General and administrative
                                                                1,681         1,292          6,170        4,602
                                                          ------------  ------------   ------------ ------------
 SUB-TOTAL OPERATING EXPENSES
                                                                8,965         7,052         31,154       33,066
  Stock-based compensation
                                                                   42          (21)            166        (301)
  Amortization of intangible assets
                                                                  306             -            532            -
  Amortization of in-process research and development
                                                                    -             -            100            -
  Impairment of goodwill
                                                                    -             -              -        5,713
  Merger-related and other costs
                                                                  473             -          2,909            -
                                                          ------------  ------------   ------------ ------------
 TOTAL OPERATING EXPENSES
                                                                9,786         7,031         34,861       38,478
                                                          ------------  ------------   ------------ ------------
 OPERATING LOSS
                                                                (873)       (2,541)        (9,910)     (20,011)
 NON-OPERATING INCOME (EXPENSE)
 Other income (expense), net
                                                                  175          (44)            752          716
 Impairment of investments
                                                                    -                            -        (543)
                                                          ------------  ------------   ------------ ------------
 NET LOSS BEFORE TAXES
                                                                (698)       (2,585)        (9,158)     (19,838)
  Provision for income taxes
                                                                    5            46             29           54

 Loss from continuing operations, before
                                                          ------------  ------------   ------------ ------------
   Cumulative effect of change in accounting principle
                                                                (703)       (2,631)        (9,187)     (19,892)

   Cumulative effect of change in accounting principle
                                                                    -             -              -        (974)
                                                          ------------  ------------   ------------ ------------
 NET LOSS                                                   $   (703)    $  (2,631)     $  (9,187)   $ (20,866)
                                                          ============  ============   ============ ============

Shares used in computing basic and diluted
   Net loss per share
                                                               42,006        30,469         36,007       30,589

BASIC AND DILUTED NET LOSS PER SHARE                        $  (0.02)     $  (0.09)      $  (0.26)    $  (0.68)
                                                          ============  ============   ============ ============

RECONCILIATION TO PRO FORMA NET INCOME (LOSS)
NET LOSS                                                    $   (703)    $  (2,631)     $  (9,187)   $ (20,866)
  Stock-based compensation
                                                                   42          (21)            166        (301)
  Amortization of intangible assets
                                                                  522             -          1,282            -
  Amortization of in-process research and development
                                                                    -             -            100            -
  Impairment of goodwill
                                                                    -             -              -        5,713
  Merger-related and other costs
                                                                  473             -          2,909            -
  Impairment of investments
                                                                    -             -              -          543
  Cumulative effect of change in accounting principle
                                                                    -             -              -          974
                                                          ------------  ------------   ------------ ------------
PRO FORMA NET INCOME (LOSS)                                   $   334    $  (2,652)     $  (4,730)   $ (13,937)
                                                          ============  ============   ============ ============

PRO FORMA BASIC AND DILUTED NET INCOME (LOSS) PER SHARE      $   0.01     $  (0.09)      $  (0.13)    $  (0.46)
                                                          ============  ============   ============ ============